UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 14, 2015

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 15, 2015, Histogenics Corporation (the “Company”) announced the hiring of Gloria Matthews, DVM, Ph.D., DACVS, as the Company’s Chief Medical Officer, pursuant to the terms of an employment agreement by and between Dr. Matthews and the Company (the “Employment Agreement”) dated July 14, 2015. Dr. Matthews will likewise enter into the Company’s standard form Confidential Information and Intellectual Property Assignment Agreement and standard form indemnification agreement for officers and directors. Under the Employment Agreement, the Company will pay Dr. Matthews a base salary at the gross annual rate of $330,000 and Dr. Matthews shall be eligible to earn an annual incentive bonus with a target amount equal to 35% of the annual base salary. Subject to the approval of the Company’s board of directors or its compensation committee, the Company shall also grant Dr. Matthews an option (the “Initial Option”) to purchase 120,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2013 Equity Incentive Plan and the Company’s standard form Stock Option Agreement. The shares subject to the Initial Option will vest over a four-year period of employment by the Company, with 25% of the shares vesting following the first year of employment. In addition, subject to the approval of the Company’s board of directors or its compensation committee, the Company shall also grant Dr. Matthews an option to purchase 30,000 additional shares of the Company’s common stock (the “Performance Grant”) at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date the Performance Grant is granted. The Performance Option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60 day period within 4 years of the date of grant as long as Dr. Matthews provides continuous service during such consecutive 60 day period. If the Performance Option is exercised within one year of earning the award, Dr. Matthews must hold the shares received upon exercise net of taxes until the one-year anniversary of earning the Performance Option is reached. The press release announcing Dr. Matthews’s hiring is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Prior to joining the Company, Dr. Matthews was Senior Scientific Director and Global Head of Bone & Joint R&D at Genzyme, a Sanofi company. She previously held various scientific and medical affairs roles at Genzyme from 2003 to 2009. Dr. Matthews received her DVM, Ph.D. and B.S. degrees from Cornell University, and is board certified in equine orthopaedic surgery.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Histogenics Corporation dated July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: July 15, 2015	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Histogenics Corporation dated July 15, 2015.